Exhibit 10.1

CONVERSION OF OBLIGATIONS

Reference is hereby made to the obligations of Clearday Management Ltd. (“Management”) to Thinktiv, Inc. (“Thinktiv”) in the aggregate amount of $3,247,981.88 as of December 31, 2022, and the prior promise of Clearday, Inc. (the “Company”).

This agreement (this “Agreement”) regarding the conversion of obligations to Common Stock is by and among Management, Thinktiv and the Company (each, a “Party”) and is dated as of January 27, 2023.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party agrees as follows:

1. Representations and Warranties.

1.1. Each Party acknowledges that, as of December 31, 2022, the total amount of obligations (the “Obligations”) that are due and payable by Management to Thinktiv for services rendered is $3,247,981.88.

1.2. Thinktiv represents that:

1.2.1. It has received all information regarding the financial position, results of operations and prospects of Clearday that it has requested.

1.2.2. It has reviewed the filings by Clearday with the Securities and Exchange Commission (the “SEC”).

1.2.3. It understands the risks of holding shares of the common stock, par value $0.001 per share (the “Common Stock”).

1.2.4. It understands its obligations to file a form 13-G or form 13-D and other forms under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.2.5. It understands that the shares of Common Stock that are being issued under Section 2 of this Agreement are “restricted securities” as defined under the Securities Act of 1933, as amended.

1.3. Clearday and Management represent that:

1.3.1. Clearday has filed with the SEC all reports required to be filed under the Exchange Act.

1.3.2. The filings with the SEC by Clearday complied in form and substance under the Exchange Act in all material respects.

1.3.3. The shares of Common Stock being issued under Section 2 of this Agreement, when issued, will be duly and validly authorized, fully paid and non-assessable.

1.3.4. The instructions to issue the shares of Common Stock being issued under Section 2 of this Agreement to the stock record agent of the Company is sufficient for issuance of such shares to Thinktiv, Inc.

2. Conversion of Obligations.

2.1. Thinktiv agrees to convert all of the Obligations into 4,218,158 shares of Common Stock and that receipt of such shares of Common Stock is payment in full and discharges in full all of the Obligations.

2.2. Clearday agrees that it has assumed the Obligations payable by Management and that it will issue the shares of Common Stock provided above as payment in full and discharge in full of all of the Obligations.

3. Miscellaneous.

3.1. This Agreement does not amend or modify the Services Agreement dated as of March 6, 2019 by and among Thinktiv and Management, which will continue in full force and effect and is ratified by the parties as of the date of this Agreement.

3.2. This Agreement shall be interpreted under the laws of the State of Delaware.

3.3. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same agreement.

3.4. This Agreement may be executed and delivered by electronic mail and with a digital signature.

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IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above.

Clearday, Inc. and Clearday Management Ltd.

By:
Name:	James Walesa
Title:	Chief Executive Officer

Thinktiv, Inc.

By:
Name:	Justin Petro
Title:	CEO, Founder

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